Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Assistant Treasurer 305-428-8000

World Fuel Services Corporation Amends Credit Facility

— Increases Total Credit Facilities to $2.1 Billion —
— Extends Maturity to October 2021 —

MIAMI, FL — October 27, 2016 — World Fuel Services Corporation (NYSE: INT) announced today that it has successfully amended its credit facility, increasing the size of the facility, which includes a revolving credit facility and term loan, by approximately $500 million to $2.1 billion. The company also extended the term of the credit facility to October 2021.

“The transaction was substantially oversubscribed and ahead of initial expectations, which emphasizes the global banking community’s confidence in our long-term strategy,”  said Ira M. Birns, executive vice president and chief financial officer of World Fuel Services Corporation. “Execution of this amendment to our credit facility, including more favorable terms, will further enhance our liquidity profile for the next five years, providing even greater flexibility to invest in strategic growth initiatives.”

“We appreciate the strong, ongoing support of our bank group and welcome seven new banks which have joined our facility,” said Adrienne Bolan, senior vice president and treasurer, “and we look forward to strengthening these valuable relationships as we continue to grow our business.”

Bank of America Merrill Lynch, HSBC Bank USA, National Association and Wells Fargo Securities, LLC served as joint lead arrangers in connection with the transaction.  TD Bank, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, N.A. and Sumitomo Mitsui Banking Corporation served as co-documentation agents.

Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our future growth, liquidity profile and strategic growth initiatives.  These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 16, 2016. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings.  New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts.  The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries.  For more information, call 305-428-8000 or visit www.wfscorp.com.